CODE OF ETHICS – PERSONAL SECURITIES TRADING (RULE 17j-1)

Policy Statement: The Morgan Stanley Pathway Funds (the “Trust”) has adopted a Code of Ethics to govern the personal securities trading activities of “Access Persons,” as defined in the Code of Ethics, of the Trust as required by Rule 17j-1 under the 1940 Act.

The Code of Ethics prohibits access persons from engaging in fraudulent, deceitful, or manipulative practices in connection with the purchase or sale of a security held or to be acquired by the Funds. The Code of Ethics also prohibits access persons from making any untrue statement of material fact or omitting to state material facts where necessary. The Code of Ethics is designed to detect and prevent access persons from engaging in the fraudulent personal trading and other activities proscribed by the rule and the Code of Ethics.

Procedures: The Trust has adopted the following procedures:

Procedures - The Trust has adopted the procedures set forth in its “Code of Ethics Adopted under Rule 17j-1” to implement and monitor compliance with the Trust’s policies. Fund Compliance will communicate these procedures to the Trust’s Distributor, Investment Adviser and Sub-Advisers.

Compliance Responsibility –The Distributor (Principal Underwriter), Investment Adviser and each Sub-Adviser maintain separate codes of ethics that are designed to comply with the requirements of Rule 17j-1.

MORGAN STANLEY PATHWAY FUNDS

CODE OF ETHICS

Adopted Under Rule 17j-1

Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) addresses conflicts of interest that arise from personal trading activities of investment company personnel. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company. The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

This Code of Ethics has been adopted by the Board of Trustees of the Trust. It is based on the principle that the trustees and officers of the Trust owe a fiduciary duty to the Trust’s shareholders.

1.	Statement of General Principles

In recognition of the trust and confidence placed in the Trust by its shareholders, and to give effect to the Trust’s belief that its operations should be directed to the benefit of its shareholders, the Trust hereby adopts the following general principles to guide the actions of its trustees, officers and employees:

a)

The interests of the Trust’s shareholders are paramount, and all of the Trusts’ personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

b)

All personal transactions in securities by the Trust’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and the Trust’s shareholders.

c)

All of the Trust’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person’s independence or judgment.

d)

All of the Trust’s personnel are prohibited from disclosing material nonpublic information to others or engaging in the purchase or sale (or recommending or suggesting that any person engage in the purchase or sale) of any security to which such information relates.

2. Definitions

a)	“Access Person” shall mean

•	each trustee or officer of the Trust;

•

each employee of the Trust or of the Trust’s investment adviser or sub-advisers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by the Trust or any series thereof (each a “Fund”), or whose functions relate to the making of any recommendations with respect to such purchases or sales;

•

any natural person in a Control relationship to the Trust or of the Trust’s investment adviser or sub-advisers who obtains information concerning recommendations made to the Trust with respect to the purchase or sale of a Security by any Fund; and

•

each director, officer or general partner of the principal underwriter of the Trust, but only where such person, in the ordinary course of business, either makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund(s), or whose functions relate to the making of recommendations regarding Securities to the Fund(s).

b)

“Automatic Investment Plan” shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

c)

“Beneficial Ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself/herself the beneficial owner of any securities in which he/she has a direct or indirect monetary interest. In addition, a person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him/her with sole or shared voting or investment power.

d)

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

e)	“Independent Trustee” means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

f)	“Initial Public Offering” (“IPO”) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

g)

“Investment Personnel” means (A) Any employee of the Fund, investment adviser or sub-adviser (or of any company in a control relationship to the Fund, investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, or (B) Any natural person who controls the Fund, investment adviser, or sub-adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

h)	“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

i)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

j)

“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), and shares of registered open-end mutual funds.

k)

A Security “held or to be acquired” by the Trust or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Trust or any Fund thereof, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by a Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

l)

A Security is “being purchased or sold” by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

3. Prohibited Actions

a)	No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:

•	Employ any device, scheme or artifice to defraud such Fund;

•

Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon such Fund; or

•	Engage in any manipulative practice with respect to a Fund.

4. Investment Adviser, Sub-Adviser and Distributor Code of Ethics

a)	The investment adviser, sub-advisers and distributor of the Trust shall:

•	Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

•	Promptly report to the Trust in writing any material amendments to such code of ethics;

•	Shall furnish to the Trust, upon request, all material information regarding any violation of such code of ethics by any person who is an Access Person as to the Trust; and

•

At least once a year, provide the Trust a written report that describes any issues that arose during the previous year under its code of ethics, including any material code violations and any resulting sanctions, and a certification that it has adopted measures reasonably necessary to prevent its personnel from violating its code of ethics.

b)

All Access Persons of the Trust who are also access persons of the Trust’s investment adviser, sub-advisers or distributor will fulfill their reporting obligations of this Code of Ethics by following the reporting requirements of the Code of Ethics of the investment adviser, sub-adviser or distributor.

5. Holdings Reporting Obligations

a)

Each Access Person (other than a Trust’s Independent Trustees) who is not required to provide such information under the terms of a code of ethics described in Section 4 above must provide to the Chief Compliance Officer of the Trust, no later than ten days after he or she becomes an Access Person, an initial holdings report, and, within forty-five days after the end of each calendar year, an annual holdings report. The initial and annual holding reports shall disclose:

•	The title, number of shares and principal of amount of each Security in which such Access Person had any direct or indirect Beneficial Ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

•	The date that the report was submitted by the Access Person.

The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date such person becomes an Access Person. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached as Exhibits 1 and 2, respectively.

b)

Access Persons are not required to submit an initial or annual holdings report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.

6. Transaction Reporting Obligations

a)

On a quarterly basis, each Access Person (other than a Trust’s Independent Trustees) who is not required to provide such information under the terms of a code of ethics described in Section 4 above must provide to the Chief Compliance Officer of the Trust a report of all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

b)	Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected;

•	The date the report was submitted by the Access Person; and

•	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date the report was submitted by the Access Person.

The Quarterly Transaction Report is attached as Exhibit 3.

c)

An Access Person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan. In addition, Access Persons are not required to submit a quarterly transaction report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.

d)	In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

e)

An Access Person need not submit a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer of the Trust, provided that all required information is contained in the broker trade confirmations or account statements and is received no later than 30 days after the end of the calendar quarter.

f)

An Independent Trustee shall complete a Quarterly Transaction Report only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the trustee’s transaction, such Security was purchased or sold, or was being considered for purchase or sale, by a Trust. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Funds’ investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)

g)

Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Trustee’s ownership interest equaled or exceeded 1/2 of 1%.

h)

Investment Personnel must obtain pre-approval from the Chief Compliance Officer of the Trust or from the investment adviser or sub-adviser before acquiring Beneficial Ownership of any securities offered in connection with an IPO or a Private Placement.

7. Review and Enforcement

a)

The Chief Compliance Officer of the Trust is responsible for identifying each person who is (a) an Access Person of a Trust; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the Compliance Certification attached as Exhibit 4.

b)

The Chief Compliance Officer of the Trust shall compare all reported personal securities transactions with completed portfolio transactions of a Trust to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Chief Compliance Officer of the Trust shall give such person an opportunity to supply additional explanatory material.

c)

If the Chief Compliance Officer of the Trust determines that a violation of this Code of Ethics has occurred, he shall impose upon the individual such sanctions as he deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

d)

No person shall participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction or other action of the Chief Compliance Officer is under consideration, the Trust’s Chief Legal Officer shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

8. Annual Written Report to the Board

At least once a year, the Chief Compliance Officer of the Trust will provide the Board of Trustees a written report that:

a)	Describes any issues that arose during the previous year under the Code, including any material violations of the Code of Ethics, and any resulting sanctions.

b)	Certifies to the Board of Trustees that the Trust has adopted measures reasonably necessary to prevent its personnel from violating the Code.

9. Records

The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

a)	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

b)

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

c)

A copy of each report submitted by an Access Person who is required to report under this Code of Ethics, including any information provided in lieu of any such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

d)

A record of all persons who are, or within the past five years have been, required to submit reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

e)

A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

f)

A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

10. Miscellaneous

a)	All reports of securities transactions and any other information filed with the Trust pursuant to this Code of Ethics shall be treated as confidential.

b)	The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

As of: May 17, 2018

EXHIBIT 1

INITIAL HOLDINGS REPORT

Name of Reporting Person:
Date Person Became Subject to the
Code’s Reporting Requirements:
Information in Report Dated as of:
Date Report Submitted:

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount (if applicable)

If you have no securities holdings to report, please check here. ☐

Securities Accounts

If you maintain an account in which any securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT 2

ANNUAL HOLDINGS REPORT

Name of Reporting Person:
Information in Report Dated as of:
Date Report Submitted:
Calendar Year Ended: December 31, ___

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount (if applicable)

If you have no securities holdings to report, please check here. ☐

Securities Accounts

If you maintain an account in which any securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT 3

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
Calendar Quarter Ended:
Date Report Due:
Date Report Submitted:

Securities Transactions

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer of Bank Effecting Transaction

If you have no securities transactions to report for the quarter, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here. ☐

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT 4

COMPLIANCE CERTIFICATION
Initial Certification

I certify that I:

(i) have received, read and reviewed the Trusts’ Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii)recognize that I am subject to such policies and procedures;

(iv)understand the penalties for non-compliance;

(v) will fully comply with the Trusts’ Code of Ethics; and

(vi)have fully and accurately completed this Certificate.

Signature:
Name:	(Please print)
Date Submitted: